UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2010

TWO RIVERS WATER COMPANY
(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Annex Suite 200, Denver, Colorado 80222
_______________________________________________
(Address of principal executive offices)

303-222-1000
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(Registrant's Telephone number)

(Former Name or Address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 5  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On October 20, 2010, Messrs. Channer, Barber and Walker were appointed to the Board of Directors of Two Rivers Water Company (“the Company”) as a result of the voting of the shareholders at the Company’s Annual Shareholder Meeting.  They were elected to serve until the next annual meeting of the shareholders.

At the annual shareholder meeting, Mr. Harding and Ms. Henry did not stand for re-election to the Board of Directors of the Company and effective October 20, 2010 are no longer directors of the Company.

Biographical information for the new directors is as follows.

DENNIS CHANNER.   Mr. Channer has 35 years of financial and investment management experience.  Since 2001, Mr. Channer has been a Principal at Cornerstone Investment Advisors LLC, a financial planning, portfolio and trust management firm.  He served on the board of directors and as chair of the governance, compensation and audit committees for AeroGrow International (a public company based in Boulder Colorado USA, OTC, AERO) in 2007 and 2008.  During late 1999 through 2000, he served as a Senior Consultant and Vice President of Portfolio Management Consultants, Inc. a premier provider of Wealth Management Services.  Mr. Channer is also the former co-founder, Managing Director, and served as Chairman of the Board of Investors Independent Trust Company from 1996 through late 1999.  His background includes experience as a Certified Financial Planner, Registered Investment Advisor, Certified Public Accountant and Controller.

Mr. Channer holds an active CFP®, AEP® (Accredited Estate Planner), and a CPA license in Colorado.  He received his BS from Metropolitan State College of Denver.

GARY BARBER. Mr. Barber is originally from Colorado Springs, Colorado, graduating from Manitou Springs High School (1972) and the U.S. Air Force Academy (1976).  He has been involved in commercial real estate brokerage, water rights brokerage and consulting to public and private entities.  Mr. Barber currently represents the El Paso County Water Authority, the Pikes Peak Regional Water Authority and manages two Metropolitan Districts, quasi-municipal governments formed to provide public services and resolve water issues of various types. He is chairman of the Arkansas Basin Roundtable, a multi-disciplinary body formed by the Colorado General Assembly in 2005.  This collaborative group, comprised of representatives from the counties, cities and special interests in Southern Colorado, is attempting to address the consumptive and non-consumptive water needs of the future.

BRAD WALKER.  Mr. Walker earned a B.S. degree in Soil Science in 1982 from University Wisconsin-Stevens Point.  He worked for the USDA-ARS in Fort Collins as a Research Associate from 1982 to 1985. Mr. Walker’s first experience as a crop consultant was with Servi-tech beginning in 1985. He started his own consulting firm (AgSkill) in 1986 and today he is still a consultant and President of AgSkill, Inc.  Mr. Walker works with growers by checking fields and advising them on fertility management, irrigation management, and pest management. He also designs Nutrient Management Plans for livestock operations for both the EPA and the Colorado Dept. of Public Health & Environment. Mr. Walker works with Lower Arkansas Water Management Association (LAWMA) as a consultant to establish grass on land that was irrigated and the water has been removed. He is also approved by the Colorado Water Courts to evaluate grass stands on land that was previously irrigated.  He also conducts contract research, primarily involving pesticide applications on small plots for efficacy and residue evaluations.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On October 20, 2010, Two Rivers Water Company (“the Company”) held its annual shareholder meeting (“the meeting”) at its corporate offices at 2000 S Colorado Blvd., Annex Ste 200, Denver, Colorado.   At such meeting, the following proposals were passed by a majority of the shareholders of the Company. Shareholders holding 11,384,583 shares of common stock were eligible to vote on the proposals.

The proposals presented to the shareholders were voted on and approved by the shareholders as set forth below.

1. To elect five (5) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

	Number of Shares		Total
	FOR	WITHHOLD	Voted
John R. McKowen	5,187,029	14,555	5,201,584
John Stroh, II	5,187,029	14,555	5,201,584
Dennis Channer	5,197,537	4,047	5,201,584
Gary Barber	5,197,559	4,025	5,201,584
Brad Walker	5,197,559	4,025	5,201,584

Messrs. McKowen, Stroh, Channer, Barber and Walker were elected to the Board of Directors.

2. To ratify the appointment of our auditors, Schumacher and Associates, Inc.

For	7,606,411
Against	32
Abstain	-0-
Total Voted	7,606,443

Schumacher and Associates, Inc. were appointed as our auditors.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER COMPANY

Date October 25, 2010	By:	/s/ Wayne Harding
Name Wayne Harding
Title Secretary, Chief Financial Officer